                                                                       EXHIBIT 7


                             JOINT FILING AGREEMENT

         The undersigned hereby agree to file jointly Amendment No. 1 to the Statement on Schedule 13D (the "Statement") relating to the Common Stock, $.01 par value per share, of Pharmhouse Corp. (formerly known as S.E. Nichols Inc.) and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

         This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of July 1, 1997.


                                  ROSENTHAL & ROSENTHAL, INC.


                                  By /s/ Stanley Pollack
                                     --------------------------------------
                                     Name: Stanley Pollack
                                     Title: Senior Executive Vice President


                                  ROSENTHAL, INC.


                                  By /s/ Stanley Pollack
                                     --------------------------------------
                                     Name:  Stanley Pollack
                                     Title: Executive Vice President

                                                                     SCHEDULE I

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D


                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)*

                                S.E. Nichols Inc.
                                (Name of Issuer)

                          Common Stock, $.01 par value
                         (Title of Class of Securities)


                                   653803-20-5
                                 (CUSIP Number)

                            Stanley Pollack, Esq. at
       Rosenthal & Rosenthal, Inc. 1370 Broadway, New York, New York 10018
                                 (212) 356-1441
 (Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)


                                December 24, 1991
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13-1(b)(3) or (4), check the following box / /.

Check the following box if a fee is being paid with the statement /X/ (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D

---------------------                                       -------------------
CUSIP NO. 653803-20-5                                       PAGE 2 OF 185 PAGES
---------------------                                       -------------------

--------------------------------------------------------------------------------
1         NAME OF REPORTING PERSON
          S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON        13-1238943

          Rosenthal & Rosenthal, Inc.
--------------------------------------------------------------------------------
2         CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*            (a) / /
                                                                       (b) / /
--------------------------------------------------------------------------------
3         SEC USE ONLY

--------------------------------------------------------------------------------
4         SOURCE OF FUNDS*

          WC
--------------------------------------------------------------------------------
5         CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
          ITEMS 2(d) or 2(E)                                               / /
--------------------------------------------------------------------------------
6         CITIZENSHIP OR PLACE OF ORGANIZATION

          New York
--------------------------------------------------------------------------------
                         7      SOLE VOTING POWER
                                   910, 000
  NUMBER OF              -------------------------------------------------------
   SHARES                8      SHARED VOTING POWER
BENEFICIALLY                       - 0 -
  OWNED BY               -------------------------------------------------------
    EACH                 9      SOLE DISPOSITIVE POWER
  REPORTING                        910,000
   PERSON                -------------------------------------------------------
    WITH                 10      SHARED DISPOSITIVE POWER
                                   - 0 -
--------------------------------------------------------------------------------
11        AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

                           910,000
--------------------------------------------------------------------------------
12        CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
                                                                          / /
                           - 0 -
--------------------------------------------------------------------------------
13        PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                           7%
--------------------------------------------------------------------------------
14        TYPE OF REPORTING PERSON*
                           CO
--------------------------------------------------------------------------------

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

ITEM 1.  SECURITY AND ISSUER

         This Statement relates to the Common Stock, $.01 par value (the "Shares"), of S.E. Nichols Inc., a New York corporation (the "Corporation"). The address of the principal executive office of the Corporation is 860 Broadway, New York, New York 10003. The names of the principal executive officers of the Corporation are as follows:

Name                                Business Address                            Position
----                                ----------------                            --------
Manfred Brecker                     S.E. Nichols Inc.                           Chairman of the Board
                                    860 Broadway
                                    New York, New York 10003

Kenneth A. Davis                    S.E. Nichols Inc.                           President and Chief
                                    860 Broadway                                  Executive Officer
                                    New York, New York 10003

Marcie B. Davis                     S.E. Nichols Inc.                           Senior Vice President-
                                    860 Broadway                                  Finance, Secretary
                                    New York, New York 10003                      and Treasurer

William Hoffert                     S.E. Nichols Inc.                           Senior Vice President-
                                    860 Broadway                                  Merchandising
                                    New York, New York 10003

Joseph Keller, Jr.                  S.E. Nichols Inc.                           Senior Vice President-
                                    860 Broadway                                  Operations
                                    New York, New York 10003

Michael Stock                       S.E. Nichols Inc.                           Management Information
                                    860 Broadway                                  Services
                                    New York, New York  10003


ITEM 2.  IDENTITY AND BACKGROUND

         (a-c) This Statement is being filed by Rosenthal & Rosenthal, Inc., a New York corporation ("R&R"), the principal business of which is factoring and asset based financing. The principal office and principal place of business of R&R is 1370 Broadway, New York, New York 10018.

         (d-e) During the last five years, neither R&R nor any of the persons listed on Schedule 1 has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         Pursuant to the terms of a Security Agreement Accounts Receivable dated August 30, 1990 (the "Security Agreement") between Sterling National Bank and Trust Company of New York ("Sterling") and the Corporation, Sterling agreed to make loans to the Corporation from time to time in an aggregate principal amount not to exceed $10,000,000 at any time outstanding (the "Sterling Loans"). In partial consideration for the Sterling Loans, the Corporation agreed to deliver to Sterling, upon the date of consummation of the Corporation's Plan of Reorganization (the "Plan"), a warrant agreement (the "Sterling Warrant"). Pursuant to the terms of a Participation Agreement dated August 30, 1990 (the "Participation Agreement"), between Sterling and R&R, R&R purchased a 50% interest in the Sterling Loans from Sterling. Pursuant to a Letter Agreement dated October 15, 1990 between Sterling and R&R (the "Letter Agreement") and in partial consideration for R&R's participation in the Sterling Loans, Sterling agreed to transfer to R&R, 45% of the Sterling Warrant. Such 45% share, issued as a separate warrant (the "Class A Warrants") entitles R&R to purchase 260,000 shares at an exercise price of $.0433 per Share (subject to certain adjustments as provided in the Warrant Agreement referred to below) from the date of issuance of the Class A Warrant until December 31, 1998. In lieu of accepting its share of any warrants, Sterling accepted cash from the Corporation. Sterling's loan facility with the Corporation was subsequently paid off.

         Pursuant to a Revolving Credit Agreement dated as of December 24, 1991 between the Corporation and R&R (the "Credit Agreement"), R&R agreed to make loans to the Corporation from time to time in an aggregate principal amount not to exceed $5,000,000 at any time outstanding. In partial consideration for the loans made and to be made under the Credit Agreement, the Corporation agreed to deliver to R&R, upon the consummation of the Plan, (i) warrants (the "Class B Warrants"), entitling R&R to purchase 520,000 Shares at an exercise price of $.10 per Share (subject to certain adjustments as provided in the Warrant Agreement referred to below) at any time until December 31, 1996 and (ii) warrants (the "Class C Warrants") entitling R&R to purchase 130,000 Shares at an exercise price of $.44 per share (subject to certain adjustments as provided in the Warrant Agreement referred to below) at any time until December 31, 1996.

         On December 24, 1991, the Corporation consummated the Plan and executed a Warrant Agreement with R&R (the "Warrant Agreement") which provides for the Class A Warrants, Class B Warrants and Class C Warrants.

         The foregoing is a summary of the Security Agreement, the Participation Agreement, the Letter Agreement, the Credit Agreement and the Warrant Agreement. A copy of each of the Security Agreement, the Participation Agreement, the Letter Agreement, the Credit Agreement and the Warrant Agreement are attached hereto as Exhibit 1, 2, 3, 4 and 5 respectively, and the foregoing summary is qualified by reference to the full text of such agreements, which agreements are incorporated by reference herein.

ITEM 4.  PURPOSE OF TRANSACTION

         See Item 3. The Shares were acquired by R&R for investment purposes. Neither R&R, nor any of the persons listed in Item 2 has any plans or proposals which relate to or would result in (a) the acquisition by any person of additional securities of the Corporation, or the disposition of securities of the Corporation, (b) an extraordinary corporate transaction involving the Corporation or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Corporation or any of its subsidiaries, (d) a change in the present board of directors or management of the Corporation, (e) a material change in the present capitalization or dividend policy of the Corporation, (f) any other material change in the Corporation's business or corporate structure, (g) changes in the Corporation's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Corporation by any person, (h) causing a class of securities of the Corporation to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Corporation becoming eligible for termination of registration pursuant to
Section 12(g)(4) of the Securities Exchange Act of 1934 or (j) any action similar to those enumerated above.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER

         (a) The aggregate number of Shares owned beneficially by R&R is 910,000 or 7% of the outstanding Shares.

         (b) Not applicable

         (c) See Item 3

         (d-e) Not applicable

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

         See Item 3.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS

         Exhibit 1 -    Security Agreement Accounts Receivable dated August
                        30, 1990 by and between Sterling and the Corporation.

         Exhibit 2 -    Participation Agreement dated August 30, 1990 by and
                        between Sterling and R&R.

         Exhibit 3 -    Letter Agreement dated October 15, 1990 by and between
                        Sterling and R&R.

         Exhibit 4 -    Revolving Credit Agreement dated as of December 24,
                        1991 by and between the Corporation and R&R.

         Exhibit 5 -    Warrant Agreement dated as of December 24, 1991 by and
                        between the Corporation and R&R.

         After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned hereby certifies that the information set forth in this statement is true, complete and correct.

Dated: January 2, 1992

                                   ROSENTHAL & ROSENTHAL, INC.



                                   By /s/ Imre J. Rosenthal
                                      ------------------------------------------
                                      Name:  Imre J. Rosenthal
                                      Title: Chairman of the Board of Directors,
                                             President and Secretary

                                   Schedule 1

A.      Executive Officers and Directors of Rosenthal & Rosenthal, Inc.

         Name                                        Business Address                            Position
         ----                                        ----------------                            --------
         1.  Imre J. Rosenthal                       1370 Broadway                               Chairman of the
                                                     N.Y., N.Y. 10018                            Board of Directors,
                                                                                                 President and
                                                                                                 Secretary

         2.  Stephen J. Rosenthal                    1370 Broadway                               Executive Vice
                                                     N.Y., N.Y. 10018                            President and Director

         3.  Eric J. Rosenthal                       1370 Broadway                               Vice President
                                                     N.Y., N.Y. 10018                            and Director

         4.  Brent Baumgardt                         1370 Broadway                               Treasurer
                                                     N.Y., N.Y. 10018

         5.  Jerry Sandak                            1370 Broadway                               Executive Vice
                                                     N.Y., N.Y. 10018                            President

         6.  Loretta Ponticello                      1370 Broadway                               Assistant
                                                     N.Y., N.Y. 10018                            Secretary

B.       R & R is wholly owned by Rosenthal, Inc. which is wholly owned by Imre
J. Rosenthal, individually, and as trustee for trusts established for his children.

C.       Executive Officers and Directors of Rosenthal, Inc.:

         1.  Imre J. Rosenthal                       1370 Broadway                               Chairman of the
                                                     N.Y., N.Y. 10018                            Board of Directors,
                                                                                                 President and
                                                                                                 Secretary

         2.  Stephen J. Rosenthal                    1370 Broadway                               Director and
                                                     N.Y., N.Y. 10018                            Vice President

         3.  Eric J. Rosenthal                       1370 Broadway                               Director
                                                     N.Y., N.Y. 10018

         4.  Stanley Pollack                         1370 Broadway                               Executive Vice
                                                     N.Y., N.Y. 10018                            President

         5.  Loretta Ponticello                      1370 Broadway                               Assistant Secretary
                                                     N.Y., N.Y. 10018